UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2010

ONE LIBERTY PROPERTIES, INC.
(Exact name of Registrant as specified in charter)

Maryland	001-09279	13-3147497
(State or other	(Commission file No.)	(IRS Employer
jurisdiction of		I.D. No.)
incorporation)

60 Cutter Mill Road, Suite 303, Great Neck, New York    11021
 (Address of principal executive offices)                      (Zip code)

Registrant's telephone number, including area code:     516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On February 24, 2010, a wholly-owned subsidiary of One Liberty Properties, Inc., purchased a retail shopping center located in Royersford, Pennsylvania, consisting of approximately 194,000 square feet situated on approximately 33 acres for a purchase price of approximately $23.5 million.  The shopping center is primarily a collection of long-term ground leases.

Approximately $17.65 million of the purchase price was paid by the assumption of an existing first mortgage encumbering the property, and the balance was paid in cash.  The acquisition completed an Internal Revenue Code Section 1031 tax-deferred exchange that began with the sale by a subsidiary of One Liberty Properties, Inc. of a property in Hanover, Pennsylvania in October 2009.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release issued by One Liberty Properties, Inc. on February 25, 2010.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE LIBERTY PROPERTIES, INC.

Date: February 25, 2010	By: /s/ David W. Kalish
David W. Kalish
Senior Vice President and CFO